EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Fourth Quarter 2017 Results; Total Assets Surpass $5 Billion

ENGLEWOOD CLIFFS, N.J., Jan. 25, 2018 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $10.6 million for the fourth quarter of 2017 compared with $13.1 million for the third quarter of 2017 and a $2.0 million loss during the fourth quarter of 2016.  Diluted earnings per share were $0.33 for the current quarter versus $0.41 earned in the third quarter of 2017 and a $0.07 loss in the fourth quarter of 2016.

Adjusted net income amounted to $16.3 million, or $0.51 earnings per share, for the fourth quarter of 2017; $14.9 million, or $0.46 earnings per share, for the third quarter of 2017; and $12.2 million, or $0.40 earnings per share, for the fourth quarter of 2016.  The fourth quarter 2017 adjusted net income excludes an estimated $5.6 million deferred tax asset (“DTA”) valuation charge related to the Tax Cuts & Jobs Act of 2017 (“Tax Act”). Adjusted net income also excludes taxi medallion after-tax charges of $0.2 million for the fourth quarter 2017, $1.8 million for the third quarter of 2017, and $14.2 million for the fourth quarter 2016.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “We are proud to announce that ConnectOne achieved another important milestone, crossing over the $5 billion mark in total assets. Driven by organic growth, this reflects a 20.0% year-over-year increase in loans receivable, net of loan sales.  For the fourth quarter, on an annualized basis, average total deposits grew by 19.6%, essentially matching our loan growth.  Deposit pricing competition continues to be fierce; however, we have largely offset the increase in funding costs with higher yields on loans combined with strong growth in noninterest-bearing demand deposits.  Our fourth quarter 2017 adjusted net interest margin, which excludes purchase accounting accretable yield, remained essentially flat on a sequential basis at 3.42%. Meanwhile, tax reform resulted in an estimated DTA write-down of $5.6 million recorded in the fourth quarter of 2017, but will positively impact our earnings in 2018 through a significantly lower effective tax rate.  Excluding the DTA charge for the fourth quarter of 2017, return on average assets exceeded 1.30% and return on tangible common equity exceeded 15%, both record performance metrics for the Company.  We also continue to make significant strides in improving our commercial real estate (“CRE”) concentration metrics.  The drivers, which have reduced the metric by approximately 60 percentage points, include continued momentum in non-CRE loan growth capabilities, the sale of approximately $50 million of non-relationship multifamily loans (which resulted in a gain on sale of approximately $550 thousand), and the previously announced $75 million subordinated debt offering completed in early January 2018.”

Mr. Sorrentino added, “We enter 2018 sharply focused on our strategic priorities and are well-positioned to continue to improve our performance and increase our competitive advantage. I am confident we will continue to attract additional bankers and support staff to our organization and will continue to invest in our infrastructure.  Our enhanced capabilities and new technologies, coupled with growth in our teams, will serve all our clients well in the coming year.”

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2017 was $40.7 million, an increase of $2.8 million, or 7.4%, from the third quarter of 2017, resulting from an increase in average interest-earning assets of 5.1% and the widening of the net interest margin to 3.51% from 3.44%.  Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.0 million and $0.3 million during the fourth and third quarters of 2017, respectively, with the increase resulting from accelerated purchase accounting income accretion.  Excluding purchase accounting adjustments, the adjusted net interest margin was 3.42% in the fourth quarter of 2017, widening by 1 basis-point from the third quarter 2017 adjusted net interest margin of 3.41%. The increase in net interest margin was primarily attributable to higher yields on loans largely offset by increased deposit funding costs.

Fully taxable equivalent net interest income for the fourth quarter of 2017 increased by $6.6 million, or 19.4%, from the fourth quarter of 2016, resulting from an increase in average interest-earning assets of 14.0% and the widening of the net interest margin by 15 basis-points to 3.51% from 3.36%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $1.0 million during the fourth quarter of 2017 and 2016.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.42% in the fourth quarter of 2017, widening by 15 basis-points from the fourth quarter of 2016 adjusted net interest margin of 3.27%. The increase in the adjusted net interest margin was primarily attributable to a lower volume of cash balances resulting in an improved asset-mix, partially offset by increases in deposit funding costs, as well as lower yields on securities.

Noninterest income totaled $2.0 million in the fourth quarter of 2017, $1.8 million in the third quarter of 2017 and $1.6 million in the fourth quarter of 2016.  The most recent quarter included a $0.5 million gain on sale of non-relationship multifamily loans, and the third quarter 2017 included a $0.3 million bank owned life insurance death benefit.

Noninterest expenses totaled $16.6 million for the fourth quarter of 2017, a decrease of $2.0 million from $18.6 million for the third quarter of 2017 and an increase of $1.3 million from $15.3 million for the fourth quarter of 2016.  The decrease from the prior sequential quarter was mainly attributable to the valuation allowance adjustment on taxi medallion loans held-for-sale, which declined to $0.3 million in the current quarter from $3.0 million in the third quarter of 2017, offset by increases salaries and employee benefits, primarily bonus accruals for non-executives ($0.5 million) and other expenses ($0.2 million).  The increase in noninterest expenses from the prior year fourth quarter was mainly attributable to increases in salaries and employee benefits ($1.5 million) and a valuation allowance adjustment on taxi medallion loans held-for-sale ($0.3 million), offset by decreases in FDIC insurance expense ($0.1 million), professional and consulting ($0.2 million) and occupancy and equipment expenses ($0.2 million).  The increases over the prior year fourth quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $12.7 million for the fourth quarter of 2017, compared to $5.6 million for the third quarter of 2017 and a $3.4 million benefit for the fourth quarter of 2016.  Included in income tax expense for the fourth quarter of 2017 is an estimated $5.6 million DTA valuation charge related to the Tax Act.  In addition, there was an approximately $0.2 million income tax benefit recorded during the fourth quarter of 2017, which resulted from the effect of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. At the present time, the Bank is projecting a 2018 effective tax rate of approximately 22%.

Asset Quality

The provision for loan losses was $2.0 million in the fourth quarter of 2017, $1.5 million in the third quarter of 2017 and $25.2 million in the fourth quarter of 2016.  The increase from the prior sequential quarter was largely attributable to higher loan growth.  The prior year quarter included $24.0 of provision for loan losses related to the taxi medallion loan portfolio.

During the fourth quarter of 2017, the Bank’s entire taxi medallion loan portfolio was transferred back to loans held-for-investment from the held-for-sale designation.  As of December 31, 2017, the loans secured by NYC taxi medallions, predominantly corporate medallions, had a carrying value of $46.8 million, compared to $65.6 million as of December 31, 2016.  The decrease was primarily attributable to valuation adjustments related to reduced medallion lease revenues, lower transfer valuations as reported by the New York City Taxi and Limousine Commission, and overall weakness in the NYC taxi industry.  As of December 31, 2017, the medallion loans had a per medallion carrying value of $343,000, compared to $348,000 as of September 30, 2017.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $66.2 million at December 31, 2017, $61.2 million at September 30, 2017 and $69.4 million at December 31, 2016. Included in nonperforming assets were taxi medallion loans totaling $46.8 million at December 31, 2017, $47.4 million at September 30, 2017 and $63.0 million at December 31, 2016.  Nonperforming assets as a percentage of total assets were 1.29% at December 31, 2017, 1.26% at September 30, 2017 and 1.57% at December 31, 2016.

Excluding the taxi medallion loans, nonaccrual loans were $18.8 million at December 31, 2017, $13.8 million at September 30, 2017 and $5.7 million at December 31, 2016.  The increase in nonaccruals from the prior sequential quarter is primarily attributable to one, well-secured, commercial real estate loan that was added to nonaccrual during the quarter, offset by two nonaccrual loans that were paid-off without loss or charge-off.  Excluding taxi medallion loans, nonaccrual loans as a percentage of loans receivable were 0.46% at December 31, 2017, 0.35% at September 30, 2017 and 0.16% at December 31, 2016.

The net charge-off ratio was 0.01% for the fourth quarter of 2017, 0.00% for the third quarter of 2017 and 4.23% for the fourth quarter of 2016. The allowance for loan losses represented 0.76%, 0.77%, and 0.74% of loans receivable as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 168.4% as of December 31, 2017, 217.2% as of September 30, 2017and 449.0% as of December 31, 2016.

Selected Balance Sheet Items

At December 31, 2017, the Company’s total assets were $5.1 billion, an increase of $682 million from December 31, 2016. Loans receivable at December 31, 2017 were $4.2 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $696 million (includes $47 million of taxi medallion loans transferred back to loans held-for-investment) from December 31, 2016, primarily attributable to increases in multifamily ($353 million), commercial and industrial ($228 million, including the aforementioned transfer of $47 million of taxi medallion loans), other commercial real estate ($78 million), and residential real estate ($39 million), offset by a slight decrease in construction ($3 million).

The Company’s stockholders’ equity was $565 million at December 31, 2017, an increase of $34 million from December 31, 2016. The increase in stockholders’ equity was primarily attributable to an increase of $34 million in retained earnings and approximately $2 million of equity issuance related to stock-based compensation, offset by increases in other comprehensive losses of $1 million.  As of December 31, 2017, the Company’s tangible common equity ratio and tangible book value per share were 8.41% and $13.01, respectively.  As of December 31, 2016, the tangible common equity ratio and tangible book value per share were 8.93% and $11.96, respectively. Total goodwill and other intangible assets were approximately $148 million and $149 million as of December 31, 2017 and December 31, 2016, respectively.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter 2017 Conference Call

Management will host a conference call and audio webcast at 10:00 a.m. ET on January 25, 2018 to review the Company's financial performance and operating results.  The conference call dial-in number is 719-457-2620, access code 1979139. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Shareholders" link on the Company's website www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 25, 2018 and ending on Thursday, February 1, 2018 by dialing 719-457-0820, access code 1979139. An online archive of the webcast will be available following the completion of the conference call at www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWWPR
646.376.7042; jciorciari@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$52,565	$37,150
Interest-bearing deposits with banks	97,017	163,249
Cash and cash equivalents	149,582	200,399

Securities available-for-sale	435,284	353,290

Loans held-for-sale	24,845	78,005

Loans receivable	4,171,456	3,475,832
Less: Allowance for loan losses	31,748	25,744
Net loans receivable	4,139,708	3,450,088

Investment in restricted stock, at cost	33,497	24,310
Bank premises and equipment, net	21,659	22,075
Accrued interest receivable	15,470	12,965
Bank owned life insurance	111,311	98,359
Other real estate owned	538	626
Goodwill	145,909	145,909
Core deposit intangibles	2,364	3,088
Other assets	28,275	37,234
Total assets	$5,108,442	$4,426,348

LIABILITIES
Deposits:
Noninterest-bearing	$776,843	$694,977
Interest-bearing	3,018,285	2,649,294
Total deposits	3,795,128	3,344,271
Borrowings	670,077	476,280
Subordinated debentures (net of $456 and $621 in debt issuance costs)	54,699	54,534
Other liabilities	23,101	20,231
Total liabilities	4,543,005	3,895,316

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,726
Additional paid-in capital	13,602	11,407
Retained earnings	160,025	126,462
Treasury stock	(16,717)	(16,717)
Accumulated other comprehensive loss	(4,019)	(2,846)
Total stockholders' equity	565,437	531,032
Total liabilities and stockholders' equity	$5,108,442	$4,426,348

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/17	12/31/16	12/31/17	12/31/16
Interest income
Interest and fees on loans	$46,945	$38,600	$168,824	$147,982
Interest and dividends on investment securities:
Taxable	1,757	1,389	6,799	7,266
Tax-exempt	914	959	3,569	3,827
Dividends	439	336	1,421	1,410
Interest on federal funds sold and other short-term investments	156	215	711	756
Total interest income	50,211	41,499	181,324	161,241
Interest expense
Deposits	6,953	5,135	23,670	18,667
Borrowings	3,450	2,957	12,585	12,429
Total interest expense	10,403	8,092	36,255	31,096

Net interest income	39,808	33,407	145,069	130,145
Provision for loan losses	2,000	25,200	6,000	38,700
Net interest income after provision for loan losses	37,808	8,207	139,069	91,445

Noninterest income
Annuities and insurance commissions	-	51	39	191
Income on bank owned life insurance	779	715	3,181	2,559
Net gains on sale of loans held-for-sale	588	86	708	232
Deposit, loan and other income	657	721	2,680	2,704
Net gains on sale of investment securities	-	-	1,596	4,234
Total noninterest income	2,024	1,573	8,204	9,920

Noninterest expenses
Salaries and employee benefits	9,418	7,888	35,128	31,030
Occupancy and equipment	1,948	2,122	8,163	8,571
FDIC insurance	935	985	3,485	2,940
Professional and consulting	671	901	2,863	2,979
Marketing and advertising	226	222	996	1,040
Data processing	1,069	1,106	4,543	4,141
Amortization of core deposit intangible	169	193	724	820
Increase in valuation allowance, loans held-for-sale	267	-	15,592	-
Other expenses	1,863	1,835	7,265	6,986
Total noninterest expenses	16,566	15,252	78,759	58,507

Income before income tax expense	23,266	(5,472)	68,514	42,858
Income tax expense	12,686	(3,448)	25,294	11,776
Net income	10,580	(2,024)	43,220	31,082
Less: Preferred stock dividends	-	-	-	22
Net income available to common stockholders	$10,580	$(2,024)	$43,220	$31,060

Earnings per common share:
Basic	$0.33	$(0.07)	$1.35	$1.02
Diluted	0.33	(0.07)	1.34	1.01

Dividends per common share	$0.075	$0.075	$0.300	$0.300

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2016
Selected Financial Data	(dollars in thousands)
Total assets	$5,108,442	$4,844,755	$4,681,280	$4,460,816	$4,426,348
Loans receivable:
Commercial	781,698	641,613	610,442	541,690	554,065
Commercial real estate	1,232,037	1,254,720	1,218,995	1,192,074	1,154,154
Multifamily	1,403,256	1,330,485	1,251,962	1,134,760	1,050,067
Commercial construction	483,216	399,453	431,049	460,611	486,228
Residential	271,795	264,244	251,108	242,883	232,547
Consumer	2,808	1,912	2,005	2,811	2,380
Gross loans	4,174,810	3,892,427	3,765,561	3,574,829	3,479,441
Unearned net origination fees	(3,354)	(3,138)	(3,989)	(3,166)	(3,609)
Loans receivable	4,171,456	3,889,289	3,761,572	3,571,663	3,475,832
Loans held-for-sale (net of valuation allowance)	24,845	89,386	51,124	62,255	78,005
Total loans	$4,196,301	$3,978,675	$3,812,696	$3,633,918	$3,553,837

Securities available-for-sale	$435,284	$400,516	$402,130	$352,476	$353,290
Goodwill and other intangible assets	148,273	148,442	148,611	148,804	148,997
Deposits:
Noninterest-bearing demand	776,843	719,582	695,522	671,183	694,977
Other interest-bearing deposits	1,838,316	1,825,828	1,752,523	1,714,081	1,681,158
Time deposits	1,179,969	1,078,359	982,328	970,213	968,136
Total deposits	$3,795,128	$3,623,769	$3,430,373	$3,355,477	$3,344,271

Borrowings	$670,077	$585,124	$626,173	$491,226	$476,280
Subordinated debentures (net of issuance costs)	54,699	54,657	54,616	54,575	54,534
Total stockholders' equity	565,437	557,691	546,173	540,277	531,032

Quarterly Average Balances
Total assets	$4,917,032	$4,714,012	$4,495,573	$4,382,314	$4,349,961
Loans receivable:
Commercial	761,147	671,525	603,733	557,347	644,263
Commercial real estate (including multifamily)	2,566,959	2,502,846	2,337,499	2,222,795	2,130,955
Commercial construction	439,629	418,439	451,038	466,455	479,342
Residential	268,047	255,755	246,864	237,418	229,738
Consumer	3,849	2,555	2,929	2,460	2,777
Gross loans	4,039,631	3,851,120	3,642,063	3,486,475	3,487,075
Unearned net origination fees	(3,485)	(3,724)	(3,967)	(3,304)	(3,151)
Loans receivable	4,036,146	3,847,396	3,638,096	3,483,171	3,483,924
Loans held-for-sale	57,812	51,008	61,259	65,860	4,549
Total loans	$4,093,958	$3,898,404	$3,699,355	$3,549,031	$3,488,473

Securities available-for-sale	417,560	398,635	391,965	367,940	351,809
Goodwill and other intangible assets	148,383	148,553	148,737	148,930	149,123
Deposits:
Noninterest-bearing demand	712,391	688,707	667,461	655,597	666,913
Other interest-bearing deposits	1,855,688	1,816,162	1,712,875	1,706,991	1,631,368
Time deposits	1,114,670	1,005,997	976,012	963,976	985,944
Total deposits	$3,682,749	$3,510,866	$3,356,348	$3,326,564	$3,284,225

Borrowings	$588,260	$570,711	$514,161	$442,595	$476,925
Subordinated debentures	55,155	55,155	55,155	55,155	55,155
Total stockholders' equity	567,308	556,620	549,748	539,544	511,663

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2016
	(dollars in thousands, except for per share data)
Net interest income	$39,808	$37,019	$35,101	$33,141	$33,407
Provision for loan losses	2,000	1,450	1,450	1,100	25,200
Net interest income after provision for loan losses	37,808	35,569	33,651	32,041	8,207
Noninterest income
Annuity and insurance commissions	-	-	-	39	51
Income on bank owned life insurance	779	985	714	703	715
Net gains on sale of loans held-for-sale	588	50	49	21	86
Deposit, loan and other income	657	721	659	643	721
Net gains on sale of investment securities	-	-	-	1,596	-
Total noninterest income	2,024	1,756	1,422	3,002	1,573
Noninterest expenses
Salaries and employee benefits	9,418	8,872	8,632	8,206	7,888
Occupancy and equipment	1,948	1,969	1,991	2,255	2,122
FDIC insurance	935	840	815	895	985
Professional and consulting	671	740	734	718	901
Marketing and advertising	226	225	289	256	222
Data processing	1,069	1,176	1,149	1,149	1,106
Amortization of core deposit intangible	169	169	193	193	193
Increase in valuation allowance, loans held-for-sale	267	3,000	9,725	2,600	-
Other expenses	1,863	1,650	1,775	1,977	1,835
Total noninterest expenses	16,566	18,641	25,303	18,249	15,252

Income (loss) before income tax expense	23,266	18,684	9,770	16,794	(5,472)
Income tax expense (benefit)	12,686	5,607	2,087	4,914	(3,448)
Net income (loss) available to common stockholders	$10,580	$13,077	$7,683	$11,880	$(2,024)

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income (loss) available to common stockholders	$10,580	$13,077	$7,683	$11,880	$(2,024)
Deferred tax asset valuation charge	5,574	-	-	-	-
Net gains on sales of securities (after taxes)	-	-	-	(1,093)	-
Provision related to taxi medallion loans (after taxes)	-	-	-	-	14,196
Increase in valuation allowance, loans held-for-sale (after taxes)	182	1,776	5,719	1,538	-
Net income available to common stockholders-adjusted	$16,336	$14,853	$13,402	$12,325	$12,172
Weighted average diluted shares outstanding	32,252,759	32,182,016	32,255,770	32,192,643	30,729,359
Diluted EPS (GAAP)	$0.33	$0.41	$0.24	$0.37	$(0.07)
Diluted EPS-adjusted (non-GAAP) (1)	0.51	0.46	0.42	0.38	0.40

Return on Assets Measures
Net income available to common stockholders-adjusted	$16,336	$14,853	$13,402	$12,325	$12,172

Average assets	$4,917,032	$4,714,012	$4,495,573	$4,382,314	$4,349,961
Less: average intangible assets	(148,383)	(148,553)	(148,737)	(148,930)	(149,123)
Average tangible assets	$4,768,649	$4,565,459	$4,346,836	$4,233,384	$4,200,838
Return on avg. assets (GAAP)	0.85%	1.10%	0.69%	1.10%	(0.19)%
Return on avg. assets-adjusted (non-GAAP) (2)	1.32	1.25	1.20	1.14	1.11
Return on avg. tangible assets (non-GAAP) (3)	0.89	1.15	0.72	1.15	(0.18)
Return on avg. tangible assets-adjusted (non-GAAP) (4)	1.37	1.30	1.25	1.19	1.16
________________________
(1) Adjusted net income available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income available to common stockholders divided by average assets.
(3) Net income available to common stockholders excluding amortization of intangible assets divided by average tangible assets.
(4) Adjusted net income available to common stockholders excluding amortization of intangible assets divided by average tangible assets.

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2016
Return on Equity Measures	(dollars in thousands)
Net income available to common stockholders-adjusted	$16,336	$14,853	$13,402	$12,325	$12,172

Average common equity	$567,308	$556,620	$549,748	$539,544	$511,663
Less: average intangible assets	(148,383)	(148,553)	(148,737)	(148,930)	(149,123)
Average tangible common equity	$418,925	$408,067	$401,011	$390,614	$362,540

Return on avg. common equity (GAAP)	7.40%	9.32%	5.61%	8.93%	(1.57)%
Return on avg. common equity-adjusted (non-GAAP) (5)	11.42	10.59	9.78	9.26	9.46
Return on avg. tangible common equity (non-GAAP) (6)	10.11	12.81	7.80	12.45	(2.10)
Return on avg. tangible common equity-adjusted (non-GAAP) (7)	15.57	14.54	13.52	12.91	13.48

Efficiency Measures
Total noninterest expenses	$16,566	$18,641	$25,303	$18,249	$15,252
Increase in valuation allowance, loans held-for-sale	(267)	(3,000)	(9,725)	(2,600)	-
Foreclosed property expense	(32)	(46)	(71)	(100)	(81)
Operating noninterest expense	$16,267	$15,595	$15,507	$15,549	$15,171

Net interest income (tax equivalent basis)	$40,744	$37,929	$35,839	$33,956	$34,120
Noninterest income	2,024	1,756	1,422	3,002	1,573
Net gains on sales of investment securities	-	-	-	(1,596)	-
Operating revenue	$42,768	$39,685	$37,261	$35,362	$35,693

Operating efficiency ratio (non-GAAP) (8)	38.0%	39.3%	41.6%	44.0%	42.5%

Net Interest Margin
Average interest-earning assets	$4,603,659	$4,378,537	$4,168,344	$4,053,324	$4,038,030

Net interest income (tax equivalent basis)	$40,744	$37,929	$35,839	$33,956	$34,120
Impact of purchase accounting fair value marks	(1,026)	(317)	(316)	(649)	(960)
Adjusted net interest income	$39,718	$37,612	$35,523	$33,307	$33,160

Net interest margin (GAAP)	3.51%	3.44%	3.45%	3.40%	3.36%
Adjusted net interest margin (non-GAAP) (9)	3.42	3.41	3.42	3.33	3.27
_____________________
(5) Adjusted net income available to common stockholders divided by average common equity.
(6) Net income available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity.
(7) Adjusted net income available to common stockholders divided by average tangible common equity.
(8) Operating noninterest expense divided by operating revenue.
(9) Adjusted net interest income divided by average interest-earning assets.

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2016
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$565,437	$557,691	$546,173	$540,277	$531,032
Less: intangible assets	(148,273)	(148,442)	(148,611)	(148,804)	(148,997)
Tangible common equity	$417,164	$409,249	$397,562	$391,473	$382,035

Total assets	$5,108,442	$4,844,755	$4,681,280	$4,460,816	$4,426,348
Less: intangible assets	(148,273)	(148,442)	(148,611)	(148,804)	(148,997)
Tangible assets	$4,960,169	$4,696,313	$4,532,669	$4,312,012	$4,277,351

Common shares outstanding	32,071,860	32,015,317	32,015,317	32,004,471	31,944,403

Common equity ratio (GAAP)	11.07%	11.51%	11.67%	12.11%	12.00%
Tangible common equity ratio (non-GAAP) (10)	8.41	8.71	8.77	9.08	8.93

Regulatory capital ratios (Bancorp):
Leverage ratio	8.92%	9.13%	9.33%	9.44%	9.29%
Common equity tier 1 risk-based ratio	9.15	9.40	9.48	9.79	9.74
Risk-based tier 1 capital ratio	9.26	9.52	9.60	9.92	9.87
Risk-based total capital ratio	11.04	11.34	11.46	11.83	11.78
Regulatory capital ratios (Bank):
Leverage ratio	9.84%	10.11%	10.34%	10.50%	10.34%
Common equity tier 1 risk-based ratio	10.21	10.54	10.64	11.03	10.98
Risk-based tier 1 capital ratio	10.21	10.54	10.64	11.03	10.98
Risk-based total capital ratio	10.90	11.22	11.32	11.70	11.63

Book value per share (GAAP)	$17.63	$17.42	$17.06	$16.88	$16.62
Tangible book value per share (non-GAAP) (11)	13.01	12.78	12.42	12.23	11.96

Net Loan Charge-offs Detail
Net loan charge-offs (recoveries):
Charge-offs	$156	$-	$10	$72	$37,074
Recoveries	(34)	(20)	(60)	(129)	(2)
Net loan charge-offs	$122	$(20)	$(50)	$(57)	$37,072
Net loan charge-offs as a % of average total loans (annualized)	0.01%	(0.00)%	(0.01)%	(0.01)%	4.23%

Asset Quality
Nonaccrual taxi medallion loans	$46,765	$47,430	$48,884	$59,054	$63,044
Nonaccrual loans (excluding taxi medallion loans)	18,848	13,755	14,055	12,790	5,734
Other real estate owned	538	-	580	580	626
Total nonperforming assets	$66,151	$61,185	$63,519	$72,424	$69,404

Performing troubled debt restructurings	$14,920	$12,749	$10,221	$10,005	$13,338

Allowance for loan losses ("ALLL")	$31,748	$29,870	$28,401	$26,901	$25,744

Nonaccrual loans as a % of loans receivable (excluding taxi medallion loans)	0.46%	0.35%	0.37%	0.36%	0.16%
Nonperforming assets as a % of total assets	1.29	1.26	1.36	1.62	1.57
ALLL as a % of loans receivable	0.76	0.77	0.76	0.75	0.74
ALLL as a % of nonaccrual loans	48.4	48.8	45.1	37.4	37.4
ALLL (excluding taxi medallion loans specific reserves) as a % of nonaccrual loans (excluding taxi medallion loans)	168.4	217.2	202.1	210.3	449.0

Loans receivable	$4,171,456	$3,889,289	$3,761,572	$3,571,663	$3,475,832
Less: taxi medallion loans	(46,765)	-	-	-	-
Loans receivable (excluding taxi medallion loans)	$4,124,691	$3,889,289	$3,761,572	$3,571,663	$3,475,832

Loans held-for-sale, taxi medallion loans	$-	$47,430	$50,891	$61,319	$65,596
_____________________
(10) Tangible common equity divided by tangible assets.
(11) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$417,954	$3,162	3.00%	$397,077	$3,033	3.03%	$346,377	$2,864	3.29%
Total loans (2) (3) (4)	4,093,958	47,389	4.59	3,898,404	43,683	4.45	3,488,473	38,797	4.42
Federal funds sold and interest-
bearing deposits with banks	61,933	156	1.00	53,820	170	1.25	178,845	215	0.48
Restricted investment in bank stock	29,814	440	5.86	29,236	362	4.91	24,335	336	5.49
Total interest-earning assets	4,603,659	51,147	4.41	4,378,537	47,248	4.28	4,038,030	42,212	4.16
Allowance for loan losses	(30,478)			(28,999)			(38,932)
Noninterest-earning assets	343,851			364,474			350,863
Total assets	$4,917,032			$4,714,012			$4,349,961

Interest-bearing liabilities:
Time deposits	1,114,670	4,172	1.48	1,005,997	3,593	1.42	985,944	3,199	1.29
Other interest-bearing deposits	1,855,688	2,780	0.59	1,816,162	2,520	0.55	1,631,368	1,936	0.47
Total interest-bearing deposits	2,970,358	6,952	0.93	2,822,159	6,113	0.86	2,617,312	5,135	0.78

Borrowings	588,260	2,597	1.75	570,711	2,353	1.64	476,925	2,105	1.76
Subordinated debentures (5)	55,155	814	5.86	55,155	813	5.85	55,155	810	5.84
Capital lease obligation	2,655	40	5.98	2,688	40	5.90	2,783	42	6.00
Total interest-bearing liabilities	3,616,428	10,403	1.14	3,450,713	9,319	1.07	3,152,175	8,092	1.02

Noninterest-bearing demand deposits	712,391			688,707			666,913
Other liabilities	20,905			17,972			19,210
Total noninterest-bearing liabilities	733,296			706,679			686,123
Stockholders' equity	567,308			556,620			511,663
Total liabilities and stockholders' equity	$4,917,032			$4,714,012			$4,349,961

Net interest income (tax equivalent basis)		40,744			37,929			34,120
Net interest spread (6)			3.27%			3.21%			3.14%

Net interest margin (7)			3.51%			3.44%			3.36%

Tax equivalent adjustment		(936)			(910)			(713)
Net interest income		$39,808			$37,019			$33,407

(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Does not reflect netting of debt issuance costs of $483, $525 and $649 for the three months ended December 31, 2017 September 30, 2017 and December 31, 2016, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.